Exhibit 99.2

MYOS BOARD OF DIRECTORS ISSUES LETTER TO SHAREHOLDERS

CEDAR KNOLLS, NJ – February 10, 2014 -- MYOS Corporation (OTCBB:  MYOSD), an emerging biotherapeutics and bionutrition company focused on the discovery, development and commercialization of products that improve human muscle health and performance (“MYOS” or the “Company”), issued the following letter to its shareholders:

Dear MYOS Shareholders,

We are pleased to have this opportunity to update you on the Company’s recent progress and plans for what we expect will be an exciting 2014.  The recently announced reverse split coincides with our strategy to capitalize on the momentum we have generated both commercially and through our clinical and basic research.

Over the course of the past twelve months, our commitment to bionutrition and biotherapeutics remains stronger than ever.  We began MYOS with a vision that muscle health was the last uncharted frontier in healthcare.  We have built a set of core values that begins and ends with the understanding that muscle health is essential for everyone and an important component to the management of any chronic illness.  While our focus remains on the therapeutics side, we have catalyzed our business with the strong early performance of our first commercial product.  Our measurable success with MYO-X™, powered by Fortetropin™ (formerly known as MYOT-12®) has helped drive our business; this success is underscored by five consecutive quarters of market expansion and revenue growth.

We have made meaningful progress advancing our biotherapeutics pipeline with encouraging safety and efficacy experience in our clinical development programs.  We are very excited by this progress and are working to identify additional therapeutic benefits in high-potential indications for our flagship formulation, Fortetropin.  We believe this heralds what we expect will be a transformational year for MYOS.

Since our last communication to you in May 2013, we have made significant progress on multiple fronts which we believe are essential to unlocking the full potential of the MYOS technology platform.  The Company has:

✓	Experienced five consecutive quarters of top line revenue growth through the quarter ended December 31, 2013;
✓
Reported preliminary full year 2013 gross revenue increasing approximately 276 percent compared to full year 2012 gross revenue with cumulative revenue since the commercial launch of Fortetropin in 2012 totaling approximately $4.6 million;

✓
Completed a $4.735 million private placement to support continued investment in R&D to identify meaningful therapeutic solutions for the treatment of muscle loss associated with aging and other chronic illnesses;

✓	Made advancements in exploring potential treatment of sarcopenia and presented encouraging clinical data at the International Conference on Sarcopenia and Cachexia in December 2013;
✓	Initiated pre-clinical studies on the synergistic effects of myostatin inhibition on testosterone-mediated muscle growth with Brigham and Women's Hospital/Harvard Medical School;
✓	Completed the protocol design for a new clinical trial on the effects of Fortetropin for the first time being studied in females; and
✓	Signed an exclusive two-year supply contract with the prestigious Deutsches Institut fur Lebensmitteltechnik e.V. ("DIL") -- the German Institute for Food Technologies.

This significant progress, combined with our vision for the future of MYOS, supports the Company’s strategic decision to implement a reverse stock split at this time.  We are confident that we have the opportunity to significantly build on this momentum as we execute on an ambitious strategic plan.  We believe implementing a reverse split at this time will make our stock more attractive to a broad range of institutional and private investors and will ultimately increase shareholder value.

As you have seen quarter over quarter, MYOS is building experience in the commercial sports nutrition market.  In 2014, MYOS will continue to focus on market expansion and revenue growth of our consumer brands with innovative product introductions and marketing initiatives.

Our early commercial traction in the sports nutrition market validates the importance of the muscle as a therapeutic target for the much broader markets of age- and disease-associated sarcopenia. As part of our 2014 expansion strategy, MYOS plans to conduct further clinical studies of Fortetropin and expand into additional biotherapeutic markets with high potential to bring meaningful solutions to the treatment of muscle loss associated with aging and other chronic illnesses.

We intend to position MYOS as a leader in muscle health and we expect to:

➢	Continue enhancement and expansion of product manufacturing and supply chain relations;
➢	Strengthen management team with key appointments including a Chief Medical Officer and preeminent scientific advisors;
➢	Explore Fortetropin in conjunction with or as a replacement for testosterone therapy with the goal of positioning MYOS as a safe adjunct or alternative to testosterone;
➢	Expand clinical studies in muscle health for women and aging populations; and
➢	Continue to build our intellectual property and patent portfolio.

In the words of Thomas Edison: "Great ideas originate in the muscles."  The MYOS team is committed to making a difference and improving human muscle health and performance across a broad range of markets from sports nutrition to age- and disease-related sarcopenia where the potential to serve these unmet medical needs remains high.

Finally, we are pleased announce that we recently launched a new MYOS website that is much more representative of the Company’s focus on the importance of muscle health and the science behind the need for improved muscle health.  We believe our new website is a reflection of our roots as a biotherapeutics company that is reliant on research and development.  We encourage you to visit the website at www.myoscorp.com.

On behalf of the MYOS Board and Management Team we would like to thank you for your unwavering support and look forward to an exciting 2014!

Sincerely,

MYOS Board of Directors

About MYOS Corporation
MYOS is a developmental stage  bionutrition and biotherapeutics company focused on the discovery, development and commercialization of products that improve muscle health and function essential to the management of sarcopenia, cachexia and degenerative muscle diseases.  MYOS is the owner of MYO-T12®, the first clinically proven natural myostatin inhibitor. Myostatin is a natural regulatory protein, which inhibits muscle growth and recovery. Medical literature suggests that lowering myostatin levels has many potential health benefits including increased muscle mass, healthy weight management, improved  energy levels, stimulation of muscle healing as well as treating sarcopenia, a condition of age-related loss of muscle mass. For more information on MYO-T12 and to discover why MYOS is known as "The Muscle Company,"™ visit www.myoscorp.com.

The Company's first commercial product MYO-XTM, powered by MYO-T12®, is distributed by Maximum Human Performance (MHP) and is currently available on popular retailer websites including www.mhpstrong.com, www.bodybuilding.com and in specialty retailers including GNC and Vitamin Shoppe and others.   MYOS believes that MYO-X, as well as future products it envisions, will redefine existing standards for muscle health.

Forward-Looking Statements
Any statements in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements involve risks and uncertainties, including but not limited to those relating to the successful continued research of MYO-T12® and its effects on myostatin inhibition, including research and development activities described herein, the successful implementation of the reverse stock split described herein, the post-reverse stock split trading of our shares on the OTC Bulletin Board, product and customer demand, the continued growth of repeat purchases, market acceptance of our products, the ability to create new products through research and development, the continued growth in market expansion and revenue, the successful entry into the new markets described herein, the ability to attract additional investors and increase shareholder value, that the gross revenue figures contained herein are preliminary and are subject to change, the ability to generate the forecasted revenue stream and cash flow from sales of MYO-X, the ability to achieve a sustainable profitable business, the effect of economic conditions, the ability to protect our intellectual property rights, the continued growth and expansion of MYO-X in GNC, Vitamin Shoppe and other specialty retail stores, the ability to strengthen our manufacturing relationships and reduce the costs of our products, competition from other providers and products, risks in product development, our ability to raise capital to fund continuing operations, and other factors discussed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made except as required by law.

These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

Contact:
Jenene Thomas
Investor Relations and Corporate Communications
(973)509-0444
jthomas@myoscorp.com

Source:  MYOS Corporation